Exhibit 99.3

	Contacts:	Jay Brown, CFO
Son Nguyen, VP – Corporate Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES REDEMPTION

OF 7.125% SENIOR NOTES DUE 2019

April 2, 2014 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) (“Crown Castle”) announced today that it will redeem all of its outstanding $500 million aggregate principal amount of 7.125% Senior Notes due 2019 (CUSIP Number 228227 BA1) (the “7.125% Notes”), and delivered to the holders of the 7.125% Notes a notice of redemption. Accordingly, all of the remaining then outstanding 7.125% Notes will be redeemed on May 2, 2014.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans regarding the redemption of the Notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.

www.crowncastle.com